Exhibit 99.1

Sherwood Brands Warrants Will Expire on May 6, 2003

Warrants Will Be De-listed Upon Expiration

ROCKVILLE, MARYLAND, May 5, 2003 — Sherwood Brands, Inc. (ASE:SHD) announced today that its outstanding Class A Common Stock Purchase Warrants (ASE:SHDW) will expire on May 6, 2003.  The Company said that it has notified the American Stock Exchange that it intends to de-list the warrants upon their scheduled expiration.

The warrants, which have an exercise price of $7.50 per share, were issued in connection with the company’s initial public offering in May 1998.

About Sherwood Brands

Sherwood Brands, Inc. (www.SherwoodBrands.com), headquartered in Rockville, Maryland, manufactures, markets and distributes confectionery products and packs gift baskets and gift items.  The Company’s branded products include COWS®, a line of soft and chewy toffees and dairy butter and cream hard candies; RUGER® wafers, a line of wafer cookies in chocolate, vanilla and strawberry flavors; ELANA®, Belgian chocolate bars; and demitasse®, a line of tea biscuits in a variety of flavors.  Sherwood also manufactures hard candies under the ASHER® and KASTINS® brands, as well as jelly beans, and ALIEN® and TONGUE TATTOO® lollipops.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including but not limited to the following:  changes in demand for the company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical raw materials, excess or shortage of production capacity, and other risks discussed from time to time in the company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.  Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.